CARVANA AUTO RECEIVABLES TRUST 2026-P3
UNDERWRITING AGREEMENT
August 18, 2026

SANTANDER US CAPITAL MARKETS LLC
As Representative of the several Underwriters named in Schedule I

Ladies and Gentlemen:

Carvana Auto Receivables Trust 2026-P3 (the “Issuing Entity”) will issue to Carvana Receivables Depositor LLC, a Delaware limited liability company (the “Depositor”), certain classes of asset backed notes (collectively, the “Notes”) pursuant to an indenture, to be dated as of the Closing Date (as amended and supplemented from time to time, the “Indenture”), between the Issuing Entity, the Grantor Trust, and the Indenture Trustee. The assets of the Issuing Entity will include, among other things, the indirect ownership of a pool of retail installment contracts used to finance the purchase of new and used automobiles, light-duty trucks, SUVs and vans (the “Receivables”) originated by Carvana, LLC (“Carvana”) or Carvana FAC LLC (“Carvana FAC”) and certain monies due or received thereunder on and after the Cutoff Date.
The Depositor proposes, subject to the terms and conditions stated herein, to sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Santander US Capital Markets LLC is acting as representative (the “Representative”), the Notes in the amounts and at the prices set forth on Schedule I (the “Offered Notes”).
Any reference herein to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 10 of Form SF-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof. Capitalized terms not otherwise defined in this Underwriting Agreement (this “Agreement”) shall have the meanings assigned to them in Appendix A to the Receivables Purchase Agreement.

1.    Representations and Warranties. Carvana, in its capacity as the Sponsor (as to itself and on behalf of the Depositor), and the Depositor (as to itself) represent and warrant to the Underwriters, as of the date hereof (unless specified otherwise) and as of the Closing Date, that:
(a)    The Depositor meets the requirements for use of Form SF-3 under the Securities Act (including the Registrant Requirements and the Transaction Requirements, each as of the Closing Date, and each in the General Instructions to Form SF-3) and has prepared and filed with the Commission a registration statement (No. 333-285582), including a prospectus, on Form SF-3 pursuant to Rule 415 on March 5, 2025, as amended by Amendment No. 1 on April 25, 2025 and declared effective on May 2, 2025, and as amended by post-effective Amendment No. 1 on December 19, 2025 and declared effective on January 22, 2026, for the registration under the Securities Act of asset-backed securities (issuable in series and classes thereof), including the Offered Notes, which registration statement has become effective and is effective at the date hereof, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. As of the date that is ninety days after December 31, 2025, the requirements of General Instruction I.A. of Form SF-3 have been met. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Depositor has filed with the Commission, pursuant to Rule 424(h), one or more Preliminary Prospectuses not later than the third business day before the Applicable Time and has delivered the Final Preliminary Prospectus to the Underwriters at least

48 hours prior to the Applicable Time for delivery to prospective investors. The Depositor will file with the Commission pursuant to Rule 424(b) a Final Prospectus relating to the Offered Notes and the method of distribution thereof.
(b)    On the Effective Date, the Registration Statement complied, and when the Final Preliminary Prospectus is first filed in accordance with Rule 424(h) and the Final Prospectus is first filed in accordance with Rule 424(b), the Final Preliminary Prospectus and the Final Prospectus will comply, in all material respects, with the applicable requirements of the Securities Act; provided, however, that the Depositor has prepared the Final Preliminary Prospectus and the Final Prospectus in reliance upon and in conformity with the guidance from the Staff of the Commission set forth in the No-Action Letter.
(c)    On the Effective Date and on the Applicable Time, the Registration Statement did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing does not apply to that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act.
(d)    As of the date of the Final Preliminary Prospectus and as of the Applicable Time, each item of the Disclosure Package did not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from the Disclosure Package (i) in reliance upon and in conformity with the Underwriter Information or (ii) constituting pricing and price dependent information, which information shall appear in the Final Prospectus but not in the Final Preliminary Prospectus.
(e)    As of its date and on the Closing Date, the Final Prospectus did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(f)    At the earliest time after the filing of the Registration Statement that the Depositor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Notes, the Depositor was not an “ineligible issuer,” as defined in Rule 405.
(g)    Each Issuer Free Writing Prospectus, as of its issue date, does not and will not include any information that conflicts or will conflict with the information then contained in the Registration Statement; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information. If at any time following issuance of an Issuer Free Writing Prospectus there has occurred or does occur an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Depositor has notified or will promptly notify the Underwriters and (ii) the Depositor has amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(h)    The Depositor has complied with Rule 193 in connection with the offering of the Offered Notes.
(i)    (i) Carvana or the Depositor has provided a 17g-5 Representation to each Rating Agency which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 and a copy of which has been delivered to the Representative, and (ii) each of Carvana and the Depositor has complied and will comply with the 17g-5 Representation in all material respects other than any breach of the 17g-5 Representation arising from a breach by any Underwriter of the representation, warranty and covenant set forth in Section 4(e).
(j)    Neither Carvana nor the Depositor has engaged any third-party due diligence service providers to provide any “due diligence services” (as defined in Rule 17g‑10(d)(1) under the Exchange Act) or a Third-Party Diligence Report, other than the independent accounting firm with respect to the Accountants Report.
(k)    The Accountants Report is, as among the parties to this Agreement, deemed to have been obtained by the Sponsor pursuant to Rule 15Ga-2(a) and (b) under the Exchange Act. Carvana or the Depositor has complied with and will timely comply with Rule 15Ga-2 and 17g-10 of the Exchange Act with respect to the Accountants Report, other than any breach arising from a breach by any Underwriter of the representation, warranty and covenant set forth in Section 4(e)(v), and has furnished a copy of the Accountants Report to the Representative within a reasonable period prior to furnishing such Accountants Report or portion thereof on the Commission’s EDGAR website.
(l)    Carvana has complied with the Credit Risk Retention Rules, either directly or (to the extent permitted by the Credit Risk Retention Rules) through a majority-owned affiliate (as defined in the Credit Risk Retention Rules).
(m)    Each of Carvana and the Depositor has been duly formed and is validly existing as a limited liability company, in good standing under the law of its jurisdiction of formation, with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Disclosure Package, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, and has full power and authority to execute and perform its obligations under this Agreement, the Transaction Documents and the Notes, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(n)    This Agreement has been duly authorized, executed, and delivered by Carvana and the Depositor. As of the Closing Date, each Transaction Document to which Carvana, or the Depositor has been, or on the Closing Date will have been, duly authorized, executed and delivered by Carvana and the Depositor, as the case may be, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of Carvana and the Depositor, as the case may be, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(o)    The execution, delivery and performance by each of Carvana and the Depositor of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or constitute a breach of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties, operations or assets is subject, except for conflicts or breaches that, individually or in the aggregate, would not have a material adverse effect on the Noteholders, (ii) result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest upon any of its property or assets except for those permitted by the Transaction Documents, and (iii) result in any violation of the provisions of its limited liability company agreement or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over it or any of its assets, properties or operations.
(p)    Based on information currently available to, and in the reasonable belief of, the management of Carvana or the Depositor, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of either Carvana or the Depositor, threatened, against or affecting either Carvana or the Depositor which is required to be disclosed in the Registration Statement, the Final Preliminary Prospectus or the Final Prospectus (other than as stated therein or stated in a document incorporated by reference therein), or which might reasonably be expected to have a material adverse effect on the Noteholders; the aggregate of all pending legal or governmental proceedings to which the Depositor is a party or of which any of its properties or assets is subject which are not described in the Registration Statement, the Final Preliminary Prospectus or the Final Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a material adverse effect on the Noteholders.
(q)    When the Indenture is executed by all the parties thereto, the Indenture will be duly qualified under the Trust Indenture Act.
(r)    On the Closing Date, the Securities and the Transaction Documents will conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Final Preliminary Prospectus (as modified by any amendment or supplement thereto) and the Final Prospectus.
(s)    The Notes have been, or on the Closing Date will have been, duly authorized and, on the Closing Date, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Indenture, and with respect to the Offered Notes, delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuing Entity, enforceable against the Issuing Entity in accordance with their terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.
(t)    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with (i) the issuance of the Securities or the offering and sale of the Offered Notes, (ii) the authorization, execution, delivery and performance by each of Carvana and the Depositor of this Agreement, or (iii) the consummation by each of Carvana and the Depositor of the transactions contemplated hereby, except such as have been, or on the Closing Date will have been, obtained and are in full force and effect as of the Closing Date, except in the case of this clause (iii) for such violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Noteholders.
(u)    (i) Neither the Issuing Entity nor the Depositor is required to, nor will such entities be so required as a result of the offer and sale of the Securities, be registered as an “investment company” under the Investment Company Act and, although there may be other exemptions or exclusions available to the Issuing Entity, the Issuing Entity will rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) under the Investment Company Act, and (ii) the Issuing Entity does not constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.
(v)    As of the Closing Date, the representations and warranties of each of Carvana and the Depositor in each Transaction Document to which it is a party will be true and correct and are hereby incorporated by reference herein and restated for the benefit of the Underwriters with the same effect as if set forth in full herein.
2.    Purchase, Sale and Delivery of the Offered Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor, the respective principal balance of each class of Offered Notes set forth opposite the name of such Underwriter on Schedule I. Each class of Offered Notes is to be purchased at the respective purchase price expressed as a percentage of the aggregate principal amount of the applicable class of Offered Notes set forth on Schedule I. The underwriting discount to the Underwriters, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial principal amount of the applicable class of Offered Notes sold to the Underwriters, shall be as set forth in Schedule I. In addition, Carvana has agreed to pay each of ATLAS SP Securities, a division of Apollo Global Securities, LLC and SMBC Nikko Securities America, Inc., as co-managers, a fee equal to $40,000 in connection with the offer and sale of the Offered Notes.
3.    Delivery and Payment. The Depositor will deliver the Offered Notes to the Representative for the account of the Underwriters against payment of the purchase price in immediately available funds, at the office of Mayer Brown LLP, 71 South Wacker Drive, 39th Floor, Chicago, Illinois 60606, on the Closing Date. The global notes representing the Offered Notes shall be registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances.
4.    Offering by Underwriters; Representations and Covenants of the Underwriters.
(a)    It is understood that the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers) as set forth in the Final Prospectus.
(b)    The Underwriters have not provided and will not provide any ABS Informational and Computational Material to prospective investors.
(c)    Each Underwriter, solely with respect to itself, represents that it has delivered to prospective investors (i) the Final Preliminary Prospectus and (ii) the Bloomberg Screen prior to or at the Applicable Time.
(d)    Each Underwriter, solely with respect to itself, represents, as of the Closing Date, that other than any Preliminary Prospectus, the Final Prospectus and any Free Writing Prospectus identified on Schedule II, it did not provide any prospective investors with any “written communication” (as defined in Rule 405) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes, other than those identified on Schedule II; provided, however, that, notwithstanding the foregoing, each of Carvana and the Depositor agrees that each Underwriter may disseminate without the approval of Carvana or the Depositor one or more “written communications” (as defined in Rule 405) in the form of (i) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information contained in any Preliminary Prospectus, (ii) the Bloomberg Information or (iii) information customarily included in confirmations of sales of securities and notices of allocations and information contemplated by Rule 134, which, in the case of clauses (ii) or (iii), each Underwriter, solely with respect to itself, represents shall not be required to be filed with the Commission (x) pursuant to the safe harbor provided by Rule 134 or (y) because such information is a Free Writing Prospectus that is not an Issuer Free Writing Prospectus (each such written communication identified in clauses (i), (ii) and (iii), an “Underwriter Free Writing Prospectus”).
(e)    Each Underwriter severally and not jointly represents, warrants and agrees with Carvana and the Depositor that:
(i)    in disseminating information to prospective investors, it has complied and will continue to comply fully with the Securities Act, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of any Free Writing Prospectus, including retaining any Underwriter Free Writing Prospectuses they have used but which are not required to be filed for the required period;
(ii)    prior to entering into any Contract of Sale, it shall convey the Disclosure Package to the prospective investor and it shall deliver a copy of the Final Preliminary Prospectus to any person who is expected to receive a confirmation of sale at least 48 hours prior to sending such confirmation in accordance with Rule 15c2-8 of the Exchange Act;
(iii)    it maintains sufficient records to document its conveyance of such information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Securities Act;
(iv)    immediately following the use of any Underwriter Free Writing Prospectus containing any Issuer Information, and not less than one business day prior to the required date of filing thereof pursuant to Rule 433, it has provided the Depositor a copy of such Underwriter Free Writing Prospectus, unless such Issuer Information consists of the terms of the Notes or such information is not the final information to be included in the Final Prospectus;
(v)    if a Defective Prospectus has been corrected with a Corrected Prospectus; it shall (i) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (ii) notify such investor in a prominent manner that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement, and (iii) provide such investor with an opportunity to elect to enter into or not enter into a new Contract of Sale based on the information set forth in the Corrected Prospectus;
(vi)    on and prior to the date of this Agreement, it has not delivered (or caused any person other than Carvana or any of its affiliates to deliver) any written Rating Agency Information to any Rating Agency or other NRSROs, other than with the express written consent of Carvana;
(vii)    on and prior to the date of this Agreement, it has not requested (or caused any person other than Carvana or any of its affiliates to request) any Third-Party Diligence Report, it being understood that an independent accounting firm has been engaged by Carvana or the Depositor for the purpose of providing the Accountants Report;
(viii)    on and after the date of this Agreement, it will not deliver (and will not cause any person other than Carvana or any of its affiliates to deliver) any written Rating Agency Information to any Rating Agency or other NRSROs, other than with the express written consent of Carvana; and
(ix)    it has not communicated any Rating Agency Information orally to any NRSRO except in circumstances where an authorized representative of Carvana participated in such oral communications; provided, however, that if an Underwriter receives an oral communication from any NRSRO, such Underwriter is authorized to inform such NRSRO that it will respond to the oral communication with a designated representative from Carvana or refer such NRSRO to Carvana, who will respond to the oral communication.
(f)    Each Underwriter, severally but not jointly, represents to and agrees with the Depositor that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Offered Notes, which are the subject of the offering to any UK Retail Investor in the United Kingdom. For the purposes of this provision:
(i)    the expression “UK Retail Investor” means a person who is either one (or both) of the following:

(1)    not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended; or
(2)    not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as amended); and
(ii)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes so as to enable an investor to decide to buy or subscribe for the Offered Notes.
(g)    Each Underwriter, severally but not jointly, represents to and agrees with the Depositor that it has not offered, sold, distributed or otherwise made available, and will not offer, sell, distribute or otherwise make available, any Offered Notes which are the subject of the offering to any EU Retail Investor in the European Economic Area. For the purposes of this provision:
(i)    an “EU Retail Investor” means a person who is one (or more) of the following:
(1)    a retail client as defined in point (11) of Article 4(1) of MiFID II;
(2)    a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(3)    not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and
(ii)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes so as to enable an investor to decide to purchase or subscribe for the Offered Notes.
(h)    The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Croatia, Republic of Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden.
(i)    Each Underwriter, severally but not jointly, represents, warrants and agrees that:
(i)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the Depositor; and
(ii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.
5.    Covenants of Carvana and the Depositor. Carvana and the Depositor, jointly and severally, covenant and agree with the Underwriters that:
(a)    The Depositor shall furnish to the Underwriters without charge copies of the Final Preliminary Prospectus, the other Disclosure Package and the Final Prospectus in each case as soon as available and in such quantities as the Underwriters may reasonably request, and the Depositor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Depositor shall furnish to the Underwriters without charge, during the period mentioned in Section 5(e) below, as many copies of the Final Preliminary Prospectus, the other items of the Disclosure Package and the Final Prospectus and any supplements and amendments thereof or thereto as the Underwriters may reasonably request.
(b)    The Depositor has filed or shall file each Preliminary Prospectus pursuant to and in accordance with Rule 424(h) not later than the third business day before the Applicable Time.
(c)    The Depositor shall prepare and file the Final Prospectus pursuant to and in accordance with Rule 424(b) not later than the second business day following the Applicable Time.
(d)    The Depositor shall advise the Representative promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Final Prospectus and shall consult with them and their counsel with respect to any comments they may have on any such proposed amendment or supplement; provided, however, that no such advice or consultation shall be necessary for Exchange Act reports filed by the Depositor in the ordinary course that contain opinions, the Transaction Documents or related agreements, monthly distribution reports, annual reports and suspension of duty to report notices; provided, further, however, that the Depositor will not file any amendments to the Registration Statement as in effect with respect to the Offered Notes, or any amendments or supplements to the Final Preliminary Prospectus, or the Final Prospectus, without the Representative’s prior written consent (which consent shall not be unreasonably withheld or delayed).
(e)    If, at any time when a prospectus relating to the Offered Notes is (or but for the exemption in Rule 172 would be required to be) delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Final Preliminary Prospectus or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Preliminary Prospectus or the Final Prospectus to comply with the Securities Act, the Depositor promptly shall (i) notify the Representative of such event and (ii) prepare and file with the Commission, subject to Section 5(d), an amendment or supplement which will correct such statement or omission or effect such compliance.
(f)    The Depositor represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter, severally and not jointly, represents and agrees with the Depositor that, unless it obtains the prior consent of the Depositor, it has not made and will not make any offer relating to the Offered Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided, however, that the prior consent of the parties hereto shall be deemed to have been given with respect to the Free Writing Prospectuses included in Schedule II hereto, in the Intex CDI files as described in Section 4(d)(i) above, the Bloomberg Information and the information described in Section 4(d)(iii) above.
(g)    The Depositor shall take such action in order to exempt the Offered Notes from the qualification for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representative shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such exemption and in connection with the determination of the legality of the Offered Notes for purchase under the laws of such jurisdictions as the Representative may designate. Thereafter, until all of the Offered Notes have been retired, the Depositor shall arrange for the filing and making of, and shall pay all fees applicable to, such statements and reports and renewals of registration necessary in order to continue to exempt the Offered Notes for secondary market transactions in the various jurisdictions in which the Offered Notes were originally exempted for sale.
(h)    To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(e) is conditioned upon the furnishing of documents or the taking of other actions by the Depositor on or after the Closing Date, the Depositor shall furnish such documents and take such other actions.
(i)    If, during the period after the Closing Date in which a prospectus relating to the Offered Notes is required to be delivered under the Securities Act, the Depositor receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Notes is in effect, the Depositor shall advise the Representative of the issuance of such stop order.
(j)    The Depositor will timely file with the Commission all documents required to be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder and all documents and certifications required for the use of a registration statement on Form SF-3.
(k)    Carvana will comply with the Credit Risk Retention Rules, either directly or (to the extent permitted by the Credit Risk Retention Rules) through a majority-owned affiliate (as defined in the Credit Risk Retention Rules).
(l)    Carvana and the Depositor will use the net proceeds from the sale of the Offered Notes as set forth in the Final Prospectus.
(m)    Carvana and the Depositor each acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to Carvana and the Depositor with respect to the offering of the Offered Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, Carvana, the Depositor, or any other person. Additionally, no Underwriter is advising Carvana, the Depositor, or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Carvana and the Depositor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to Carvana, the Depositor, or any other person with respect thereto. Any review by the Underwriters of Carvana, the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of Carvana, the Depositor, or any other party. Each of Carvana and the Depositor hereby waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Notes and the transactions related thereto, as contemplated herein and in the other Transaction Documents, including the discussions and negotiations of the purchase price thereof set forth in this Agreement.
6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of Carvana and the Depositor contained in Section 1 and in certificates of any officer of Carvana delivered pursuant to the provisions hereof, to the performance by each of Carvana and the Depositor of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)    The Registration Statement has become effective and is effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no Material Adverse Effect in the condition of Carvana, the Depositor, or their subsidiaries, taken as a whole, from that set forth in (i) the Disclosure Package as of the Applicable Time and (ii) the Registration Statement and the Final Prospectus; and the Representative, for the benefit of the Underwriters, shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Depositor, to the foregoing effect. The officer signing such certificate may rely on the best of his/her knowledge as to proceedings pending or threatened.
(b)    The Representative, for the benefit of the Underwriters, shall have received the following, each in form and substance reasonably acceptable to the Representative and, unless stated otherwise, dated as of the Closing Date:
(i)    A letter, dated as of the date of the Final Preliminary Prospectus, with respect to the Final Preliminary Prospectus, and a letter with respect to the Final Prospectus, each of which is from a nationally recognized accounting firm reasonably acceptable to the Representative;
(ii)    A certificate signed by an executive officer of Carvana in which such officer, to the best of his knowledge after reasonable investigation, shall state that the representations and warranties of Carvana and the Depositor in this Agreement and each Transaction Document are true and correct and that Carvana and the Depositor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or before the Closing Date;
(iii)    Opinions of Mayer Brown LLP, counsel to Carvana, Carvana FAC and the Depositor;
(iv)    An opinion of in-house counsel to the Sponsor and Carvana FAC;
(v)    An opinion of Snell & Wilmer LLP, counsel to the Servicer;
(vi)    An opinion of Chapman and Cutler, LLP, counsel to the Indenture Trustee and Collateral Custodian;
(vii)    An opinion of in-house counsel to the Indenture Trustee and Collateral Custodian;
(viii)    An opinion of Richards, Layton & Finger, P.A., counsel to the Issuing Entity, the Grantor Trust, the Owner Trustee and the Grantor Trust Trustee;
(ix)    An opinion of in-house counsel to the Asset Representation Reviewer;
(x)    An opinion of Kirton McConkie, counsel to the Backup Servicer;
(xi)    Negative assurance letters with respect to the Disclosure Package as of the date hereof and with respect to the Final Prospectus of Mayer Brown LLP;
(xii)    Negative assurance letters with respect to the Disclosure Package as of the date hereof and with respect to the Final Prospectus of Sidley Austin LLP, counsel for the Underwriters; and
(xiii)    Such information, certificates, and documents as the Representative may reasonably request.
(c)    On the Closing Date, the Indenture shall have been duly qualified under the Trust Indenture Act.
(d)    On the Closing Date, the Securities shall have been issued by the Issuing Entity.

(e)    The Depositor shall have received the ratings letters that at least assign the ratings to the Offered Notes specified in the Ratings Free Writing Prospectus.
7.    Indemnification and Contribution.
(a)    Carvana and the Depositor, jointly and severally, agree to indemnify and hold harmless the Underwriters, the directors, officers, employees and agents of the Underwriters (including, without limitation, with respect to any Form ABS-15G prepared and furnished to the Commission by or on behalf of any Underwriter, any signatory thereof, in his or her personal capacity (regardless of whether he or she signs such form on behalf of such Underwriter in its corporate capacity)), and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses, and liabilities arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Road Show and any Form ABS-15G, any item of the Disclosure Package, or the Final Prospectus (including each amendment or supplement to each of the foregoing documents), or arising out of and based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, except insofar as any such losses, claims, damages or liabilities arising out of and based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.
(b)    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of Carvana and the Depositor, their respective directors, officers, employees, and agents and each person, if any, who controls either Carvana or the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from each of Carvana and the Depositor to such Underwriter in Section 7(a), but only with reference to:
(i)    Information in reliance upon or conformity with the Underwriter Information; and Carvana and the Depositor agree and acknowledge that the following items constitute the only “Underwriter Information”:
(1)    The table relating to selling concessions and reallowances under the caption “Plan of Distribution” in the Final Preliminary Prospectus or Final Prospectus; and
(2)    Information in the first sentence of the third paragraph and the second sentence of the fifth paragraph under the caption “Plan of Distribution” in the Final Preliminary Prospectus or Final Prospectus insofar as they relate to market-making transactions;
provided, however, that no Underwriter shall be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from any Underwriter Free Writing Prospectus in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by Carvana or the Depositor expressly for use therein, which information was not corrected by information subsequently provided by Carvana or the Depositor to such Underwriter prior to the time of use of such Underwriter Free Writing Prospectus, (B) any information accurately extracted from any Preliminary Prospectus or the Final Prospectus, which information was not corrected by information subsequently provided by Carvana or the Depositor to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus or (C) the Issuer Information.
(c)    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) or Section 7(b)(ii), as applicable, effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of Section 7(a) or Section 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all such indemnified parties. Such counsel shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 7(a) and by Carvana and the Depositor in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.
If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by Carvana and/or the Depositor on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Carvana and the Depositor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions or circumstances which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable consideration. The obligations of Carvana and the Depositor under this Section 7 shall be joint and several.
The relative benefits received by Carvana and/or the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Notes (before deducting expenses) received pursuant to this Agreement by the Depositor bears to the total underwriting discounts and commissions received by the Underwriters under this Agreement. The relative fault of Carvana and the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by either Carvana or the Depositor, as applicable, or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
Each of Carvana, the Depositor and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the two preceding paragraphs. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to in the two preceding paragraphs shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in respect of the Offered Notes underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter would otherwise have been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7 to indemnify and contribute are several in proportion to their respective underwriting obligations and not joint.
The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of each of Carvana and the Depositor, as applicable, in this Agreement shall remain operative and in full force and effect regardless of

(i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of either of Carvana or the Depositor, as applicable, together with its respective directors or officers or any person controlling such party, and (iii) acceptance of, and payment for, any of the Offered Notes.
8.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Notes agreed to be purchased by such Underwriters hereunder and such failure to purchase or pay shall constitute a default in the performance of its or their obligations under this Agreement, the Representative may make arrangements satisfactory to the Depositor in its sole discretion for the purchase of such Offered Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the remaining Underwriters shall be obligated severally and not jointly to take up and pay for (in the respective proportions that the amount of Offered Notes set forth opposite their names in Schedule I bears to the aggregate amount of Offered Notes set forth opposite the names of all the remaining Underwriters) the Offered Notes which the defaulting Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Notes which the defaulting Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of all of the Offered Notes set forth in Schedule I, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Notes and if such non-defaulting Underwriters do not purchase all the Offered Notes, this Agreement will terminate without liability (except the Depositor’s liability under Section 9) to any non-defaulting Underwriter, the Issuing Entity or the Depositor (other than under Section 7). In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Depositor shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any Underwriter of its liability, if any, to the Depositor and any non-defaulting Underwriter for damages occasioned by its default hereunder.
9.    Expenses.
Whether or not the transactions contemplated by this Agreement are consummated, the Depositor shall pay or cause to be paid all costs and expenses in connection with the transactions contemplated herein, including, without limitation, each of the following: (i) the preparation, printing and filing of the Registration Statement, the Disclosure Package, the Final Prospectus and each amendment or supplement thereto; (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, each Transaction Document and each other document as may be required in connection with the issuance and delivery of the Offered Notes or the offering, purchase or sale of the Offered Notes; (iii) the fees and expenses of the counsel, accountants and other advisors of the Depositor and any of its Affiliates, in connection with the transactions contemplated by this Agreement; (iv) the qualification of the Offered Notes under state securities laws in accordance with the provisions of Section 5(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith; (v) any fees charged by investment rating agencies for the rating of the Offered Notes; (vi) the documented fees and expenses of the Owner Trustee, the Grantor Trust Trustee and the Indenture Trustee, including the reasonable and documented fees and disbursements of their respective external counsel in connection with the transactions contemplated by this Agreement; (vii) the documented fees and expenses of counsel to the Underwriters; (viii) any documented out-of-pocket costs incurred by the Underwriters in connection with the transactions contemplated hereby; and (ix) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered Notes made by the Underwriters caused by a breach of the representation contained in Section 1(d) and Section 1(e).
10.    Termination.
(a)    This Agreement shall be subject to termination in the sole discretion of the Representative by notice to Carvana and the Depositor given on or prior to the Closing Date in the event that either Carvana or the Depositor shall have failed, refused, or been unable to perform any obligations and satisfy any conditions on its part to be performed or satisfied hereunder when such obligations or conditions were required to be performed or satisfied. If this Agreement shall be terminated by the Representative because of any failure or refusal on the part of either Carvana or the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either Carvana or the Depositor shall be unable to perform its obligations under this Agreement, Carvana and the Depositor, jointly and severally, shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their outside counsel) reasonably incurred by the Underwriters in connection with the offering of the Offered Notes.

(b)    The Underwriters may terminate this Agreement at any time prior to the Closing Date if, in the opinion of the Representative, there shall have been (i) any change, or any development involving a prospective change, which would have a material adverse effect on the business, financial condition, operations or properties of Carvana or the Depositor which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Offered Notes or makes it impractical to market the Offered Notes, (ii) any outbreak or material escalation of hostilities or other substantial calamity or crisis, the effect of which is a material adverse effect on the practicality or advisability of proceeding with the completion of the sale and payment for the Offered Notes, (iii) any trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market System shall have been suspended or materially limited, or minimum prices shall have been established on such exchange or market system, (iv) a material disruption has occurred in securities settlement or clearing services in the United States, or (v) a banking moratorium has been declared by either federal, New York or Arizona authorities. If this Agreement is terminated pursuant to this Section 10(b), the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement without liability on the part of either the Underwriters or on the part of either of Carvana or the Depositor (other than under Section 7), and, notwithstanding Section 10(a), each party will pay its own expenses.
11.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each of Carvana and the Depositor or its respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or either of Carvana or the Depositor or any of their respective officers or directors or any controlling persons, and will survive delivery of and payment for the Offered Notes.
12.    Notices. All communications hereunder will be in writing, and, if sent to the Representative, will be mailed, delivered or sent by electronic mail and confirmed to the Representative at 437 Madison Avenue, 5th Floor, New York, New York 10022, Attention: Investment Banking, Email: spb@santander.us, with a copy to General Counsel at the same address, or if sent to Carvana or the Depositor, will be mailed, delivered or sent by electronic mail and confirmed to it at 300 E. Rio Salado Parkway, Tempe, Arizona 85281, Attention: General Counsel; email: abs-transactions@carvana.com.
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.
14.    Applicable Law; Waiver of Trial by Jury; Submission To Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE ACTIONS OF THE UNDERSIGNED IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF. Each of the parties hereto submit itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, and appellate courts from any thereof.
15.    Counterparts. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (the “UCC”) (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
16.    Patriot Act. The Depositor acknowledges that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Representative are each required to obtain, verify and record information that identifies its clients, including the Depositor, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify its clients.
17.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
18.    Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated. Singular also includes the plural.
“17g-5 Representation” means a written representation that satisfies the requirements of paragraph (a)(3)(iii) (A) through (E) of Rule 17g-5 of the Exchange Act.
“ABS Informational and Computational Material” has the meanings given such term in Item 1101(a) of Regulation AB under the Exchange Act.
“Accountants Report” means the Report of Independent Accountants on Applying Agreed-Upon Procedures identified on Schedule II.
“Applicable Time” means the date and time identified on Schedule II.
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. 1841(k).
“Bloomberg Information” means, collectively, the information on Bloomberg to prospective investors relating to (A) information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Offered Notes, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Offered Notes, the prepayment speed and clean-up call information of the Offered Notes and the underwriters for one or more classes of the Offered Notes, (B) the eligibility of the Offered Notes to be purchased by ERISA plans, (C) any derivatives expected to be entered into in connection with the Offered Notes, and the weighted average life and payment window of one or more classes of Offered Notes and (D) a column or other entry showing the status of the subscriptions for the Offered Notes (both for the issuance as a whole and for each Underwriter’s retention).
“Bloomberg Screen” means the Bloomberg Information contained in the Bloomberg screen identified on Schedule II.
“Closing Date” means the date and time identified on Schedule II, or at such other time and place not later than seven full business days thereafter as the Representative and the Depositor determine.
“Commission” means the Securities and Exchange Commission.
“Contract of Sale” has the meaning assigned to that term in, and shall be interpreted in accordance with, Rule 159 of the Securities Act.
“Corrected Prospectus” means a Preliminary Prospectus that corrects any material misstatements or omissions in a Defective Prospectus.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. 382.2(b).
“Credit Risk Retention Rules” means Regulation RR, 17 C.F.R. §246.1, et seq.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 47.2 or 382.1, as applicable.
“Defective Prospectus” means a Preliminary Prospectus containing any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all of the Disclosure Package) in the light of the circumstances under which they were made, not misleading.
“Disclosure Package” means the following, taken as a whole (i) the Final Preliminary Prospectus, (ii) the Ratings Free Writing Prospectus, (iii) the Bloomberg Screen, (iv) any Issuer Information contained in any Underwriter Free Writing Prospectus, (v) any Issuer Free Writing Prospectus, (vi) the Road Show and (vii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.
“DTC” means The Depository Trust Company.
“Effective Date” means with respect to any part of the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement relating thereto, the date and time that such part of the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement relating thereto became or becomes effective.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“FAC Receivables Purchase Agreement” means the FAC Receivables Purchase Agreement, to be dated as of the Closing Date, between Carvana FAC and the Depositor.
“Final Preliminary Prospectus” means the Initial Preliminary Prospectus, as supplemented by the Supplement, identified on Schedule II.
“Final Prospectus” means the final prospectus relating to the Offered Notes that was first filed pursuant to Rule 424(b) after the Applicable Time and otherwise satisfies Section 10(a) of the Securities Act. For the purposes of this definition, the Final Prospectus shall include the “Static Pool Information” set forth in Annex I thereto.
“Form ABS-15G” means any Form ABS-15G furnished on EDGAR with respect to Rule 15Ga-2 and the transaction contemplated by this Agreement, whether prepared or furnished by Carvana, the Depositor, an Underwriter or otherwise, or any revision or amendment thereof or any supplement thereto.
“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405.
“FSMA” means the Financial Services and Markets Act 2000, as amended.
“Investment Company Act” means the Investment Company Act of 1940, as amended and the rules and regulations of the Commission promulgated thereunder.
“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433, relating to the Offered Notes that (i) is required to be filed with the Commission by the Depositor or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) because it contains a description of the Offered Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Depositor’s records pursuant to Rule 433(g).
“Issuer Information” has the meaning given to such term in Rule 433(h)(2) and in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform).
“Material Adverse Effect” means with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, financial condition, operations or properties of such Person, (ii) the validity or enforceability against such Person of any Transaction Document or (iii) the ability of such Person to perform its obligations under any Transaction Document to which it is a party.

“MiFID II” means Directive 2014/65/EU, as amended.
“No-Action Letter” means the No-Action Letter, dated November 23, 2010, regarding Regulation AB Items 1103(a)(9) and 1120.
“NRSRO” means a nationally recognized statistical rating organization.
“Preliminary Prospectus” means any preliminary prospectus listed on Schedule II or filed with the Commission pursuant to Rule 424(h) that describes the Offered Notes and the offering thereof and is used prior to filing of the Final Prospectus. For purposes of this definition, information contained in a form of prospectus or preliminary prospectus that is deemed to be a part of the Registration Statement pursuant to Rule 430D shall be considered to be included in the Preliminary Prospectus only as of the Securities Actual time that form of prospectus or preliminary prospectus is filed with the Commission pursuant to Rule 424(h), and shall include the “Static Pool Information” set forth in Annex I thereto.
“Rating Agency” means, as of any date, any NRSRO requested by the Depositor to provide a rating on the Notes which is rating the Notes on such date.
“Rating Agency Information” means any information to a Rating Agency provided for the purpose of (a) determining the initial credit rating for the Offered Notes, including information about the characteristics of the Receivables and the legal structure of the Offered Notes, and (b) undertaking credit rating surveillance on the Offered Notes, including information about the characteristics and performance of the Receivables.
“Ratings Free Writing Prospectus” means the free writing prospectus setting forth the ratings on the Offered Notes identified in Schedule II.
“Receivables Purchase Agreement” means the Receivables Purchase Agreement, to be dated as of the Closing Date, between Carvana and the Depositor.
“Registration Statement” means the registration statement referred to in Section 1(a) above, including exhibits incorporated by reference therein and any prospectus relating to the Offered Notes that is filed with the Commission pursuant to Rule 424 and deemed part of such registration statement pursuant to Rule 430D, as amended at the Applicable Time (or, if not effective at the Applicable Time, in the form in which it shall become effective), and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.
“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)), in the adopting release (Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
“Road Show” means the road show identified in Schedule II.
“Rule 134”, “Rule 159”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430D”, “Rule 433”, and “Rule 462” refer to such rules under the Securities Act.
“Rule 462(b) Registration Statement” means a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Third-Party Diligence Report” means a report with respect to any third-party due diligence services (as defined in Rule 17g-10(d)(1) of the Exchange Act) relating to the Offered Notes.
“Transaction Documents” means the Receivables Purchase Agreement, the FAC Receivables Purchase Agreement, the Receivables Transfer Agreement, the Receivables Contribution Agreement, the Indenture, the Trust Agreement, the Grantor Trust Agreement, the Administration Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Collateral Custodian Agreement and the Asset Representations Review Agreement.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
* * *

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between Carvana, the Depositor, and you in accordance with its terms.

Very kindly yours,

CARVANA RECEIVABLES DEPOSITOR LLC

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President, Secretary

CARVANA, LLC

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President, Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by the undersigned acting on their own behalf and as a Representative of the several Underwriters.

SANTANDER US CAPITAL MARKETS LLC

By: /s/ Adam Smith
Name: Adam Smith
Title: Managing Director

CRVNA 2026-P3 Underwriting Agreement (Signature Page)

SCHEDULE I
Underwriting
Underwriters and Purchase Amounts

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes	Class D Notes
Santander US Capital Markets LLC	$79,529,000	$217,355,000	$217,355,000	$143,364,000	$28,718,000	$34,242,000	$15,830,000
Barclays Capital Inc.	$23,859,000	$65,206,000	$65,206,000	$43,010,000	$8,615,000	$10,273,000	$4,749,000
Deutsche Bank Securities Inc.	$23,858,000	$65,207,000	$65,207,000	$43,009,000	$8,616,000	$10,272,000	$4,750,000
BNP Paribas Securities Corp.	$7,953,000	$21,736,000	$21,736,000	$14,336,000	$2,872,000	$3,424,000	$1,583,000
Citigroup Global Markets Inc.	$7,953,000	$21,735,000	$21,735,000	$14,337,000	$2,872,000	$3,425,000	$1,583,000
Mizuho Securities USA LLC	$7,953,000	$21,735,000	$21,735,000	$14,337,000	$2,872,000	$3,425,000	$1,583,000
Wells Fargo Securities, LLC	$7,953,000	$21,736,000	$21,736,000	$14,336,000	$2,872,000	$3,424,000	$1,583,000
Total	$159,058,000	$434,710,000	$434,710,000	$286,729,000	$57,437,000	$68,485,000	$31,661,000

Purchase Price, Discounts and Concessions

	Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C	Class D
Gross Purchase Price	100.00000%	99.99464%	99.98225%	99.97538%	99.98175%	99.98804%	99.99821%
Underwriting Discount	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
Net Purchase Price	99.75000%	99.74464%	99.73225%	99.72538%	99.73175%	99.73804%	99.74821%
Maximum Dealer Selling Concessions	0.15%	0.15%	0.15%	0.15%	0.15%	0.15%	0.15%
Maximum Dealer Reallowance Discounts	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%

Schedule I-1

SCHEDULE II
Certain Information
Applicable Time
August 18, 2026 at 11:03 a.m.. (New York City time)

Closing Date
August 25, 2026, at 11:00 a.m. (New York City time)

Issuer Free Writing Prospectuses
The Bloomberg Screen filed with the Commission as a Free Writing Prospectus on August 18, 2026.
The Ratings Free Writing Prospectus filed with the Commission as a Free Writing Prospectus on August 12, 2026.

Written Communications
“Written Communication” (as defined in Rule 405 under the Securities Act) Provided to Prospective Investors and Not Identified in Section 4(d):
The Road Show dated August 2026, relating to the Offered Notes.

Preliminary Prospectus
The Preliminary Prospectus, dated August 12, 2026, relating to a $1,101,231,000 or $1,550,308,000 aggregate principal amount of Notes (the “Initial Preliminary Prospectus”).
The supplement to the Initial Preliminary Prospectus, dated August 14, 2026 (the “Supplement”).

Accountants Report
The Report of a firm of independent certified public accountants on Applying Agreed-Upon Procedures, dated July 21, 2026 , filed with the Commission on August 6, 2026, on Form ABS-15G.
Schedule II-1